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                                                                    Exhibit 3.52

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                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                            ACC WISCONSIN LICENSE LLC

                      A Delaware Limited Liability Company

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                       Limited Liability Company Agreement
                                       of
                            ACC Wisconsin License LLC


         This Limited Liability Company Agreement (the "AGREEMENT") of ACC Wisconsin License LLC (the "COMPANY") is effective as of December 15, 1998.

         1.       FORMATION OF LIMITED LIABILITY COMPANY. ACC of Wisconsin
LLC, a Delaware limited liability company (the "MEMBER") hereby forms the Company as a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C Section 18-101, ET SEQ., as it may be amended from time to time, and any successor to such statute (the
"ACT") . The rights and obligations of the Member and the administration and termination of the Company shall be governed by the Agreement and the Act.
The Agreement shall be considered the "Limited Liability Company Agreement" of the Company within the meaning of Section 18-101(7) of the Act. To the extent this Agreement is inconsistent in any respect with the Act, this Agreement shall control.

         2. MEMBER. ACC of Wisconsin LLC is the sole and managing member of the Company. There shall be no other member of the Company other than ACC of Wisconsin LLC or any successor thereto.

         3. PURPOSE. The purpose of the Company is to engage in any and all lawful businesses or activities in which a limited liability company may be engaged under applicable law (including, without limitation, the Act).

         4.       NAME.  The name of the Company shall be "ACC WISCONSIN
LICENSE LLC".

         5. TERM OF COMPANY. The Company shall commence on the date a Certificate of Formation (the "CERTIFICATE") first is properly filed with the Secretary of State of the State of Delaware and shall continue in existence in perpetuity unless its business and affairs are earlier wound up following dissolution at such time as this Agreement may specify.

         6. REGISTERED AGENT AND PRINCIPAL OFFICE. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the initial registered office named in the Certificate or such other office (which need not be a place of business of the Company) as the Member may designate from time to time in the manner provided by the Act. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other person or entity as the Member may designate from time to time in the manner provided by the Act. The principal office of the Company shall initially be at 1375 East Woodfield Road, Suite 700, Schaumburg, Illinois 60173 or at such other place as the member may designate from time to time.

         7. MANAGEMENT OF COMPANY. All decisions relating to the business, affairs and properties of the Company shall be made by the Member in its capacity as the managing member. The Member may appoint a Chief Executive Officer, President, Chief Operating

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Officer, Chief Financial Officer and one or more Vice Presidents and such other officers of the Company as the Member may deem necessary or advisable to manage the day-to-day business affairs of the Company (the "OFFICERS"). The Officers shall serve at the pleasure of the Member. To the extent delegated by the Member, the Officers shall have the authority to act on behalf of, bind and execute and deliver documents in the name and on behalf of the Company. No such delegation shall cause the Member to cease to be a Member. Such Officers shall have such authority and responsibility as is generally attributable to the holders of such offices in corporations incorporated under the laws of Delaware. The Member hereby appoints the following persons to serve as the initial Officers the Company: (i) John Fujii - Chief Executive Officer; (ii) Brian McTernan - President and Chief Operating Officer; (iii) James Walter, Jr. - Vice President, Chief Financial Officer and Secretary; (iv) Stephen Easley - Vice President; (v) James McKethan - Vice President; and (vi) Joseph Banaczek - Vice President.

         8. CAPITAL CONTRIBUTIONS. Concurrently with the execution of this Agreement, the Member shall contribute to the Company all of FCC licenses owned by the Company. The Member shall not be required to make any additional capital contributions to the Company.

         9. DISTRIBUTIONS. Each distribution of cash or other property by the Company shall be made 100 to the Member. Each item of income, gain, loss, deduction and credit of the Company shall be allocated 100 to the Member.

         10. LIMITATION ON LIABILITY. The Member shall have no liability to the Company for monetary damages for conduct as the Member, except for acts or omissions that involve a breach of this Agreement, intentional misconduct, a knowing violation of law, conduct violating Section 18-607 of the Act, or for any transaction from which the Member has personally received a benefit in money, property or services to which the Member was not legally entitled. If the Act is hereafter amended to authorize Company action further limiting the personal liability of members, then the liability of the Member shall be eliminated or limited to the full extent permitted by the Act, as so amended. No repeal or modification of the Act or this Section 10 shall adversely affect any right or protection of the Member existing at the time of such repeal or modification for or with respect to an act or omission of the Member occurring prior to such repeal or modification.

         11. INDEMNIFICATION. (a) The Company shall, to the fullest extent permitted by applicable law, indemnify, defend and hold the Member harmless against any losses, claims, damages or liabilities to which the Member may become subject in connection with any matter arising out of or in connection with this Agreement or the Company's business or affairs, except for any such losses, claims, damages or liabilities of the Member finally adjudicated to be the result of the Member's breach of this Agreement, intentional misconduct or a knowing violation of law by the Member, conduct of the Member adjudged to be in violation of Section 18-607 of the Act,

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or any transaction with respect to which it was finally adjudged that the
Member received a benefit in money, property, or services to which the Member was not legally entitled.

         (b) The right to indemnification conferred in this Section 11 shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of the Member, to repay all amounts so advanced if it shall ultimately be determined that the Member is not entitled to be indemnified under this Section 11 or otherwise.

         (c) The right to indemnification and payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 11 shall not be exclusive of any other right the Member may have or hereafter acquire under any statute, this Agreement or otherwise.

         (d) No repeal or modification of the Act or this Section 11 shall adversely affect any right of the Member to indemnification existing at the time of such repeal or modification for or with respect to indemnification related to an act or omission of the Member occurring prior to such repeal or modification.

         12. ASSIGNMENT. The Member may assign, in whole or in part, its membership interest in the Company. Notwithstanding anything to the contrary contained in the Act, any transferee of the Member's membership interest in the Company, in whole or in part, shall be admitted as a member of the Company upon the approval of the Member regardless of whether the Member has transferred its entire membership interest in the Company to any such transferee.

         13. ACCOUNTING AND RECORDS. The Company shall maintain records and accounts of all of its operations and expenditures. A minimum, the Company shall keep at its principal place of business the following records:

         (a) A current list and past list, setting forth the full name and last known mailing address of each member and manager, if any;

         (b)      A copy of the Certificate and all amendments thereto;

         (c)      Copies of this Agreement and all amendments hereto;

         (d) Copies of the Company's federal, state, and local tax returns and reports, if any, for the three (3) most recent years; and

         (e)      Copies of the Company's financial statements for the three
(3) most recent years.

         14. DISSOLUTION AND WINDING UP. The Company shall dissolve and its business and affairs shall be wound up pursuant to a

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written instrument executed by the Member.

         15. AMENDMENTS. This Agreement may be amended or modified from time to time only by a written instrument executed by the Member.

         16. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

         17. GOVERNING LAW. The validity and enforceability of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

         18. HEIRS, SUCCESSORS AND ASSIGNS. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

         19. CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set forth above.

MEMBER

ACC OF WISCONSIN LLC
a Delaware Limited Liability Company

By: /s/ John Fujii
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   Name:  John Fujii
   Title: Chief Executive Officer

COMPANY

ACC WISCONSIN LICENSE LLC
a Delaware Limited Liability Company

By: /s/ John Fujii
   ------------------------------
   Name:  John Fujii
   Title: Chief Executive Officer

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